Exhibit 10.2

ALAMO ENERGY CORP.
10575 Katy Freeway, Suite 300
Houston, Texas 77024

Aimwell Energy Limited,
10 Rosebery Avenue,
Harpenden
Hertfordshire,
AL5 2QP
Attn: Mike Rose/Bob Frost

Northdown Energy Limited
Oldfield House,
Oldfield Road,
London,
SW19 4SD
Peter Ross

Dear Sirs,

Re: Novation and Amendment of Participation Agreement regarding Petroleum Exploration and Development Licence PEDL 245 dated 14th October, 2008 (the “Licence”)

1.
Alamo Energy Corp. (“Alamo”) and Aimwell Energy Limited (“Aimwell”) are parties to a Letter Agreement  dated 11th January, 2010, relating to their Participation in Petroleum Exploration and Development Licence PEDL 245 (“Participation Agreement”).

2.
 This Novation and Amendment Agreement sets out the agreement of Alamo, Aimwell and Northdown Energy Limited (“Northdown”) (together the “Parties” and individually a “Party”) in respect of certain matters, as herein specified, relating to the Participation Agreement.

3.
Words and phrases used in this Novation and Amendment Agreement shall, unless specifically defined herein or the context otherwise requires, bear the same meaning as set out in the Participation Agreement.

4.
Pursuant to a Farm-Out Agreement of even date herewith, Alamo has agreed to assign and transfer a 45.00% (forty-five per cent) legal and beneficial interest in the Licence (the “Transferred Interest”) together with a corresponding proportionate share of the Carry, referred to in Clause 5 below, to Northdown.

5.
As more specifically set out in Clause 2 of the Participation Agreement, Alamo agreed to pay all of Aimwell’s 10.00% (10.00 per cent) Percentage Interest share of all costs, expenses, liabilities and obligations arising in respect of operations jointly conducted by Alamo and Aimwell in respect of Joint Operations until the date that a Field Development Plan is formally approved by the UK Secretary of State for the development of a discovery of petroleum in the blocks comprised in the Licence. Such agreement to pay as aforesaid is more specifically defined as the “Carry” in the Participation Agreement.

6.
Clause 2 of the Participation Agreement further gave Alamo the right to assign all or part of its Percentage Interest in each Block and the Licence to a third party provided, inter alia, Alamo assigned and transferred a corresponding proportionate share of the Carry to such third party and a corresponding share of all of Alamo’s other rights and obligations under the Participation Agreement attributable to the Percentage Interest to be assigned.

7.
By a Deed of Licence Assignment of even date herewith, Alamo transferred an undivided legal interest in and under the Licence to Northdown. By a Deed of Interest Assignment of even date herewith, Alamo transferred the Transferred Interest to Northdown. Further the Parties intend to execute, of even date herein, a Joint Operating Agreement to regulate operations under the Licence and to define their respective rights, interests, duties and obligations in connection with the Licence and in connection with all petroleum produced under the Licence (“JOA”).

8.
In consequence of the matters referred to in Clause 6 above, Alamo wishes to (a) assign and transfer to Northdown, the Northdown/Aimwell Carry (as defined in Clause 9.1 below) together with a corresponding share of all of Alamo’s other rights and obligations under the Participation Agreement attributable to the assignment and transfer of the Northdown/Aimwell Carry; and (b) and to  be released from the liabilities and obligations of Alamo in respect of the Northdown/Aimwell Carry and corresponding share of all of Alamo’s other rights and obligations under the Participation Agreement attributable to the assignment and transfer of the Northdown/Aimwell Carry and the Transferred Interest and Northdown wishes to assume, discharge and perform the liabilities and obligations of Alamo in regard to the Northdown/Aimwell Carry and all such other rights and obligations aforesaid under the Participation Agreement.

9.	With effect from the date hereof, the following amendments are made to the Participation Agreement:

9.1	Clause 2 of the Participation Agreement shall be deleted and replaced with the following:

“2.
(i)
Northdown shall pay 50% (fifty per cent) of Aimwell’s 10.00% (10.00 per cent) Percentage Interest share of all costs, expenses, liabilities and obligations (including without limitation, Licence obligations, Licence rentals, manpower costs, well costs, seismic and other technical data costs) arising in respect of operations jointly conducted in respect of the Licence (“Joint Operations”) until the date that a Field Development Plan is formally approved by the UK Secretary of State for the development of a discovery of petroleum in the blocks comprised in the Licence (the “Northdown/Aimwell Carry”).

(ii)
Alamo shall pay 50% (fifty per cent) of Aimwell’s 10.00% (10.00 per cent) Percentage Interest share of all costs, expenses, liabilities and obligations (including without limitation, Licence obligations, Licence rentals, manpower costs, well costs, seismic and other technical data costs) arising in respect of operations jointly conducted in respect of the Licence (“Joint Operations”) until the date that a Field Development Plan is formally approved by the UK Secretary of State for the development of a discovery of petroleum in the blocks comprised in the Licence (the “Alamo/Aimwell Carry”).

(iii)	Alamo and Northdown shall each be free to assign (whether by sale or farm-out or otherwise) all or part of its Percentage Interest in each Block and the Licence provided that:

(a)	the third party assuming the interest being granted is acceptable to DECC; and

(b)	is capable of fulfilling the obligations to be assigned, including without limitation, the obligations under (c) and (e) following; and

(c)
in the case of the assignment by Alamo of all or part of its Percentage Interest following the date hereof, such assignment shall include the assignment of a corresponding proportionate share of the obligations in respect of Alamo/Aimwell Carry; and the case of an assignment by Northdown of all or part of its Percentage Interest following the date hereof, such assignment shall include the assignment of a corresponding proportionate share of the  obligations in respect of Northdown/Aimwell Carry.

By way of example of the above, if following the date hereof,  Alamo assigns 50.00% of its Percentage Interest (i.e a 22.50% Percentage Interest) to a third party (“Incoming Party”, then 50.00% of the Alamo/Aimwell Carry, (being the payment of 2.50% Percentage Interest share of Aimwell’s total 10.00% Percentage Interest share of all costs, expenses, liabilities and obligations (“Costs and Expenses”) arising in respect of Joint Operations in the Blocks) shall be paid by such Incoming Party – the balance attributable to the Alamo/Aimwell Carry, being the payment of 2.50% Percentage Interest share of Aimwell’s total 10.00% Percentage Interest share of all Costs and Expenses arising in respect of Joint Operations in the Blocks shall be paid by Alamo. The foregoing example shall similarly apply to Northdown and the Northdown/Aimwell Carry.

(d)	Alamo shall remain liable to Aimwell for any failure or default on the party of Northdown to pay the Northdown/Aimwell Carry.

(e)
In respect of any future assignment by Alamo of all or part of its Percentage Interest and a corresponding proportionate share of the Alamo/Aimwell Carry to a third party, Alamo shall remain liable to Aimwell for any failure or default on the party of such third party to pay the corresponding proportionate share of the Alamo/Aimwell Carry assigned to such third party.

(f)
In respect of any future assignment by Northdown of all or part of its Percentage Interest and a corresponding proportionate share of the Northdown/Aimwell Carry to a third party, Northdown shall remain liable to Aimwell for any failure or default on the party of such third party to pay the corresponding proportionate share of the Northdown/Aimwell Carry assigned to such third party. To the extent that Northdown does not assign all of its remaining Percentage Interest, Alamo shall remain liable to Aimwell in respect of a default on the part of Northdown, as and to the extent stated in (d) above, in respect of the remaining part of the Northdown/Aimwell Carry not so assigned.

(g)
Each of Alamo and Northdown shall procure in respect of any assignment of  all or part of its Percentage Interest, that it enters into a legally enforceable agreement with the other Parties in respect of the obligations assumed under this Clause 10 (c), (e) and (f).”

9.2	Clause 3 of the Participation Agreement shall be deleted and replaced with the following:

“3.                 Aimwell shall, subject to any necessary Government and partner consents,  have the right to assign (whether by sale or farmout or otherwise) all or part of its Percentage Interests in each Block and the Licence. The assignment of all or part of Aimwell’s Percentage Interest shall also include the assignment, in equal proportions, of Aimwell’s  right to and Alamo’s corresponding obligations in respect of  the Alamo/Aimwell Carry together with Aimwell’s right to and Northdown’s corresponding obligations in respect of the Northdown/Aimwell Carry; corresponding, in each case, with the Aimwell’s Percentage Interest assigned.”

By way of example of the above, if following the date hereof: Aimwell assigns 50.00% of its Percentage Interest (i.e a 5.00% Percentage Interest) to a third party (“Incoming Party”):

(a)
then 50% of the right to (together with the corresponding obligation in respect of) the Alamo/Aimwell Carry, (being the payment of a 2.50% Percentage Interest share of the Incoming Party’s total 5.00% Percentage Interest share of all Costs and Expenses arising in respect of Joint Operations in the Blocks) shall also be assigned to such Incoming Party and Alamo shall pay a 2.50% Percentage Interest share of the Incoming Party’s total 5.00% Percentage Interest share of all such Costs and Expenses;

and equally,

(b)
50% of the right to (together with the corresponding obligation in respect of) the Northdown/Aimwell Carry, (being the payment of 2.50% Percentage Interest share of the Incoming Party’s total 5.00% Percentage Interest share of all Costs and Expenses arising in respect of Joint Operations in the Blocks)  shall also be assigned to such Incoming Party and Northdown shall pay a 2.50% Percentage Interest share of the Incoming Party’s total 5.00% Percentage Interest share of all such Costs and Expenses;.

(c)
In such example, Aimwell will retain the right to 50% of the right to (together with the corresponding obligation in respect of) the Alamo/Aimwell Carry and 50% of the right (together with the corresponding obligation in respect of) the Northdown/Aimwell Carry, in each case, being the payment of 2.50% Percentage Interest share of Aimwell’s remaining 5.00% Percentage Interest share of all Costs and Expenses arising in respect of Joint Operations in the Blocks.

9.3
The reference in Clause 5, second paragraph to the “Oil and Gas UK form of JOA as set out on the Oil & Gas UK website (Standard Agreements Oct 07)” shall be replaced with the reference to “Oil and Gas UK form of JOA as set out on the Oil & Gas UK website (Standard Agreements 2009).”

10.	With effect on the date hereof (the “Effective Novation Time”), each Party severally agrees that:

10.1.1
Alamo shall cease to be a party to the Participation Agreement in respect of the Transferred Interest and the Northdown/Aimwell Carry and Northdown shall become a party to the Participation Agreement in respect of the Transferred Interest and the Northdown/Aimwell Carry and shall assume the liabilities, perform the obligations and be entitled to the rights and benefits therein in the place of Alamo in respect of the Transferred Interest and the Northdown/Aimwell Carry;

10.1.2
Northdown undertakes and covenants as a separate obligation with each Party to assume, observe, perform, discharge and be bound by all liabilities, duties and obligations of Alamo in respect of the Transferred Interest and the Northdown/Aimwell Carry arising under the Participation Agreement in the place of Alamo whether actual, accrued, contingent or otherwise and whether arising on, before or after the Effective Novation Time and to be bound by the Participation Agreement as if Northdown had at all times been a party to the Participation Agreement in place of Alamo in respect of the Transferred Interest and the Northdown/Aimwell Carry;

10.1.3
each Party (other than Alamo) shall each release and discharge Alamo from the observance, performance and discharge of each of the liabilities and obligations assumed by Northdown in respect of the Transferred Interest and the Northdown/Aimwell Carry and Northdown hereby undertakes in respect of the Transferred Interest and the Northdown/Aimwell Carry, to fully indemnify and hold harmless each such Party (solely so far as concerns the Participation Agreement or any such side agreements, as defined in Clause 10.1.4 to which it is a party) in respect of any claims, fines, proceedings, injury, cost (including legal cost) loss, damage, or expense for which Alamo would have been liable but for the release and discharge referred to herein;

10.1.4
Clauses 10.1.1, 10.1.2 and 10.1.3 of this Amendment and Novation Agreement shall also apply, as they apply to the Participation Agreement, in relation to any other agreement, instrument or document between or binding upon Alamo and any or all of the other Parties (and no other person or persons) (a "side agreement"), if and to the extent that the side agreement in question relates to any of the rights, liabilities and obligations affected by Clauses 10.1.1, 10.1.2 and 10.1.3 of this Amendment and Novation Agreement.

10.1.5
The Percentage Interests and respective Alamo/Aimwell Carry and   Northdown/Aimwell Carry in consequence of the above and following execution of the Deed of Interest Assignment referred to in Clause 6 above, shall be as follows:

	Percentage Interest	Carry
Alamo	45.00%	5.00% (Alamo/Aimwell Carry)
Northdown	45.00%	5.00% (Northdown/Aimwell Carry)
Aimwell	10.00%	-
	100.00%

10.2
Notwithstanding the foregoing provisions of Clause 10.1, Alamo shall be bound and continue to be bound by this Clause 10.2 (which shall take effect as an agreement separate and independent from the Participation Agreement and/or any side agreement), to observe and perform such duties of confidentiality and nondisclosure owed to the other Parties and as would have been applicable to it under the Participation Agreement or any side-agreement had it continued to be party, in respect of the Transferred Interest and the Northdown/Aimwell Carry, to those agreements.

10.3
This Amendment and Novation Agreement shall be treated as constituting all actions, confirmations, consents and undertakings required of the Parties under the Participation Agreement and/or any side-agreement for the purpose of giving effect to the transfer to Northdown of the Transferred Interest and the Northdown/Aimwell Carry.

11.
Nothing contained herein shall prejudice the rights and obligations of Alamo and  Northdown under the Deed of Interest Assignment  referred to in Clause 7 or under any other agreement between them in respect of the Transferred Interest.

12.
Northdown shall be solely responsible for the payment in a timely fashion of and undertakes to pay, all and any stamp duty land tax (including any interest, penalties and/or fines) payable on or in connection with the execution or enforcement of this Amendment and Novation Agreement and all documents executed pursuant to this Amendment and Novation Agreement and the assignment of the Transferred Interest and shall fully indemnify Alamo and each of the other Parties in respect of any costs (including legal costs), expenses, loss or damage occasioned by its failure to pay (or any delay in paying) any such stamp duty land tax.

13.
Subject as expressly provided in this Amendment and Novation Agreement, all other provisions of the Participation Agreement and side agreements shall remain in full force and effect and binding on the parties thereto, insofar as the same are in full force and effect and binding on those parties immediately prior to the Effective Amendment Time.

14.
This Amendment and Novation Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which will be deemed an original but which together shall constitute one agreement, with the same effect as if the signatures on the counterparts were upon a single engrossment of this Amendment and Novation Agreement provided that this Amendment and Novation Agreement shall be deemed executed on the date hereof.

15.	The Parties confirm that no provision of this Amendment and Novation Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party hereto.

16.
This Amendment and Novation Agreement shall be governed by and construed in accordance with English law and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the English courts.

If you agree that the foregoing sets out the agreement between the Parties, please could you sign where indicated below.

Signed for and on behalf of
ALAMO ENERGY CORP

Signed for and on behalf of AIMWELL ENERGY CORP

Signed for and on behalf of NORTHDOWN ENERGY LIMITED